Exhibit 5.1
                                                                10 October 2000


Trenwick Group Ltd.
Continental building
25 Church Street
Hamilton HM 12
Bermuda

Ladies and Gentlemen:

Re:      Trenwick Group Ltd (the "Company") - SEC Registration Statement

You have asked us to render this opinion in our capacity as your counsel as to Bermuda law in connection with the registration under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act"), by Trenwick Group Ltd, a Bermuda company organized under the laws of Bermuda (the "Company"), of 3,923,793 Common Shares, par value $.10 per share, of the Company (the "Securities"), issuable under the Trenwick Group Inc. 1989 Stock Plan, the Trenwick Group Inc. 1993 Non-Employee Directors Stock Option Plan, the Trenwick Group Inc. 1993 Stock Option Plan, the Trenwick Group Inc. 1996 RB Stock Option Plan, the LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan, the
Chartwell Re 1993 Stock Option Plan, the Chartwell Re Corporation 1996 Non-Employee Directors Stock Option Plan and the Chartwell Re Corporation 1997 Omnibus Stock Incentive Plan (together, the "Plans") in connection with the transactions contemplated by the Agreement, Schemes of Arrangement and Plan of Reorganization, dated as of December 19, 1999, amended and restated as of March 20, 2000 and amended as of June 28, 2000, by and among LaSalle Re Holdings Limited ("LaSalle Re"), LaSalle Re Limited, Trenwick Group Inc. and the Company (formerly known as Gowin Holdings International Limited) (the "Business Combination Agreement"). The documents include:

(a)      the Plans;

(b)      the Business Combination Agreement;

(c) the Joint Proxy Statement/Prospectus dated 23 August 2000 (the "Joint Proxy Statement/Prospectus") of Trenwick, LaSalle Re Holdings and LaSalle Re as filed with the Securities and Exchange Commission, Washington D.C. (the "SEC"); and

(d) the registration statements on Form S-8 of the Company relating to the Securities to be filed with the SEC (the "Registration Statement").

(The   Plans,   the   Business   Combination   Agreement,    the   Joint   Proxy
Statement/Prospectus and the Registration Statement are hereinafter collectively referred to as the "Subject Agreements").

For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the "Documents"). Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Joint Proxy Statement/Prospectus.


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                                   Assumptions

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized, faxed or photostatic copies;

(b)      the genuineness of all signatures on the Documents;

(c)      the authority, capacity and power of each  of the persons  signing  the
         Documents   (other   than  the  Company  in  respect  of  the   Subject
         Agreements);

(d) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(e) that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that the Subject Agreements have been or will be validly authorized, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered any of the Subject Agreements to date has actually received and accepted delivery of such Subject Agreements;

(g) that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, other than the Company, enforceable in accordance with their terms, under the laws of the jurisdictions by which they are expressed to be governed;

(h) that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts of the jurisdictions named therein and in accordance with the laws of such jurisdictions;

(i) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(j) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(k) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;


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(l)      that the  Resolutions  are in full  force and  effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to enter into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(m) that the form of Subject Agreements which we have examined for the purposes of this opinion do not or will not differ in any material respect from those agreements approved by the Board of Directors pursuant to the Resolutions, and that, when executed and delivered, the Subject Agreements will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion;

(n) that the parties to the Subject Agreements, other than the Company, have no express or constructive knowledge of any circumstance whereby any Director of the Company, when the Board of Directors of the Company passed the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

(o) that the Company has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit the Company; and

(p) that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another.

                                     Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1. All necessary action required to be taken by the Company pursuant to Bermuda law has been taken by or on behalf of the Company and all the necessary authorizations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Securities.

2. When the Registration Statement has become effective pursuant to the U.S. Securities Act of 1933, the issuance of the Securities pursuant to the Plans will have been duly authorized in accordance with the Company's Memorandum of Association and Bye-Laws.

3. When duly issued and paid for pursuant to and in accordance with the terms of the Subject Agreements and the Resolutions, the Securities will be validly issued, fully paid, non-assessable shares of the Company.

4. When duly issued and paid for and when executed and delivered pursuant to and in accordance with the terms of the Subject Agreements and the Resolutions, the Rights will be validly issued, valid and binding obligations of the Company.

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5.       The issue of the Shares and the issue of the Rights do not and will not
         violate,   conflict   with  or  constitute  a  default  under  (i)  any
         requirement of any law or any regulation of Bermuda, or (ii) the Constitutional Documents as that term is defined in paragraph 8 of the Schedule to this opinion.

                                  Reservations

We have the following reservations:

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Agreements. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(c) Enforcement of the obligations of the Company under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h) Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

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(j)      Any  reference in this opinion to shares being  "non-assessable"  shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(k) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

(l) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

         (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

         (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded;

         (iv)     details   of  matters  which  should   have  been  lodged  for
                  registration but have not been lodged for registration at the date the search is concluded; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(m) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

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(n)      In order to issue  this  opinion  we have  carried  out the  Litigation
         Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

                                   Disclosure

This opinion is addressed to you in connection with the registration of the Shares and the Rights with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm under the captions "Legal Matters" in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,


/s/ Appleby Spurling & Kempe
------------------------------
    Appleby Spurling & Kempe






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                                    SCHEDULE

1.       A copy of the Plans.

2.       A copy of the Business Combination Agreement.

3.       A copy of the Registration Statement.

4.       A copy of the Joint Proxy Statement/Prospectus.

5. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 22 September 2000 (the "Company Search").

6. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 22 September 2000 in respect of the Company (the "Litigation Search").

7. Certified copies of the minutes of the meetings of the board of directors of the Company held on 26 September 2000 (the "Resolutions").

8. Originals of the Certificate of Incorporation, the Memorandum of Association, the Certificate of Incorporation on Change of Name and the revised Bye-laws (adopted 22 March 2000) for the Company (collectively referred to as the "Constitutional Documents").

9. A Certificate of Compliance, dated 27 September 2000 issued by the Ministry of Finance in respect of the Company.

10. The original "Foreign Exchange Letter", dated 14 December 1999, issued by the Bermuda Monetary Authority, Hamilton, Bermuda in relation to the Company.

11. The original "Tax Assurance Letter", dated 13 January 2000, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

12. The original Register of Directors and Officers in respect of the Company.



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